UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2018

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Wilcrest Drive, 3rd Floor

Houston, Texas  77042

(Address of principal executive offices)

832-781-8521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company was notified on February 23, 2018 that Robert W. Fryer tendered his resignation as an Independent Member of the Board of Directors.  The Company notified Mr. Fryer on same date that it accepted his resignation.  Mr. Fryer and the Company end their working relationship on good terms and have no disagreements.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

Effective February 27, 2018, the Company’s wholly owned subsidiary, AngioSoma Research, Inc., a Texas corporation has filed a Certificate of Merger to merge with and into the Company’s wholly owned subsidiary, SomaCeuticals, Inc., a Texas corporation (formerly known as Soma Nutraceuticals, Inc.).  The survivor of the merger is SomaCeuticals, Inc. as the sole wholly owned or partially owned subsidiary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: February 27, 2018	By: /s/ Alex K. Blankenship
Name: Alex K. Blankenship Title: President and CEO